UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2022

VENUS CONCEPT INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38238	06-1681204
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (877) 848-8430

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VERO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Domenic Serafino as Chief Executive Officer

On October 3, 2022, Venus Concept Inc. (the “Company”) announced the separation of Domenic Serafino as Chief Executive Officer (the “CEO”) and member of the Board of Directors (the “Board”), effective October 2, 2022. This separation was not the result of any specific disagreement about strategy with management or the Board, inappropriate action by CEO, violation of company policy or any accounting irregularity.

In connection with Mr. Serafino’s departure, the Company and Mr. Serafino are discussing the terms of a separation agreement setting forth the terms of his separation from the Company.

Appointment of Rajiv De Silva as Chief Executive Officer

On October 3, 2022, the Company announced that Rajiv De Silva, age 55, has been appointed Chief Executive Officer, effective October 2, 2022.

Mr. De Silva currently serves as the Chairman of Covis Pharma, a privately-held, multinational specialty pharmaceutical company, and is a co-founder of Asiri Skincare, a privately-held company focused on topical consumer therapeutic skincare products. From 2013 to 2016, Mr. De Silva served as President, CEO and Director of Endo International Plc, a publicly traded multinational specialty pharmaceutical company. Prior to Endo, Mr. De Silva served as President of Valeant Pharmaceuticals International, Inc. (now Bausch Health) from 2010 to 2013, and as COO of Valeant’s Specialty Pharmaceuticals business, which included its flagship dermatology and aesthetics unit, from 2009 to 2013. From 2012 to 2013, Mr. De Silva was a director of AMAG Pharmaceuticals, Inc. From 2003 to 2008, Mr. De Silva held multiple leadership positions within Novartis AG, including President, Novartis Pharma Canada. Mr. De Silva started his career in healthcare at McKinsey & Company in 1995, where he rose to Partner. Mr. De Silva has a BSE, Honors from Princeton University, an MS from Stanford University, and an MBA with Distinction from the Wharton School at the University of Pennsylvania.

In connection with his appointment as CEO, Mr. De Silva entered into an employment agreement with the Company (the “Employment Agreement”) for a term to continue indefinitely until Mr. De Silva resigns or is terminated in accordance with the terms and conditions of the Employment Agreement. Pursuant to the terms of the Employment Agreement, Mr. De Silva is entitled to an annual base salary of US$525,000 (“Base Salary”). Mr. De Silva will be eligible to earn an annual incentive bonus equal to seventy-five percent (75%) of his Base Salary and an equity award. Upon execution of the Employment Agreement, Mr.  De Silva will be granted employee stock options to purchase 3,300,000 shares in the Company at an exercise price equal to the closing market price on the date of grant. Such shares shall vest as follows: 25% shall vest on the first anniversary of the date of grant and the remaining 75% of such shares shall vest quarterly at a rate of 6.25% per quarter, pursuant and subject to Mr. De Silva’s execution and return of the Company’s Stock Option Agreement.

In the event Mr. De Silva’s employment is terminated by the Company without “Cause” (as defined in the Employment Agreement) or Mr. De Silva resigns for “Good Reason” (as defined in the Employment Agreement) and such termination or resignation is not in connection with a Change in Control (as defined in the Employment Agreement), then Mr. De Silva will be entitled to severance pay equal to (i) a lump sum payment equal to 12 months of Mr. De Silva’s Base Salary, (ii) a lump sum payment equal to the average of the last two annual bonus payments Mr. De Silva received prior to termination of employment or resignation, (iii) a lump sum payment equal to the prorated portion of Mr. De Silva’s annual bonus for the year in which his employment is terminated or he resigns, if performance at such time is tracking to achievement of established performance metrics and (iv) the Company shall pay the cost of Mr. De Silva’s medical, dental and vision premiums at the level Mr. De Silva enjoyed immediately prior to termination or resignation for the 12-month period following the termination or resignation. In the event of a Change of Control where Mr. De Silva’s employment is terminated by the Company without “Cause” or Mr. De Silva resigns for “Good Reason”, then Mr. De Silva will be entitled to severance pay equal to (i) a lump sum payment equal to 24 months of Mr. De Silva’s Base Salary, (ii) a lump sum payment equal to 2x (two times) the average of the last two annual bonus payments Mr. De Silva received prior to termination of employment, (iii) a lump sum payment equal to the prorated portion of Mr. De Silva’s annual bonus for the year in which his employment is terminated, if performance at such time is tracking to achievement of established performance metrics, (iv) the Company shall pay the cost of Mr. De Silva’s medical, dental and vision premiums at the level Mr. De Silva enjoyed immediately prior to termination or resignation for the 24-month period following the termination or resignation and (v) each outstanding equity award held by Mr. De Silva shall automatically become vested and, if applicable, exercisable and any forfeiture restrictions or rights of repurchase thereon shall immediately lapse.

In addition, the Board of the Company appointed Mr. De Silva to serve on the Board as a Class I director, effective October 2, 2022. The term of the Company’s Class I directors, including Mr. De Silva’s, expires on the date of the Company’s annual meeting of stockholders to be held in 2024 or upon the election and qualification of successor directors. Mr. De Silva will fill the vacancy on the Board created by Mr. Serafino’s departure.

There are no family relationships existing between Mr. De Silva and any executive officer or director of the Company. Mr. De Silva is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

A copy of the Company’s press release announcing the transition from Mr. Serafino to Mr. De Silva in the role of Chief Executive Officer is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1#	Employment Agreement, dated October 2, 2022
99.1	Press release dated October 3, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain schedules and exhibits have been omitted in compliance with Regulation S-K Item 601 (a)(5). The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENUS CONCEPT INC.

Date: October 3, 2022	By:	/s/ Domenic Della Penna
Domenic Della Penna
Chief Financial Officer